UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) June 6, 2011

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Star Gold Corp.

(Name of Small Business issuer in its charter)

Nevada	000-52711	27-0348508
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification Number)

6240 East Seltice Way Suite C, Post Falls, Idaho, USA 83854

(Address of principal executive offices)

208- 755-5374

(Registrant’s telephone number)

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SECTION 4. – MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS

ITEM 4.01 CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT:

On June 6, 2011, the Board of Directors appointed DeCoria Maichel Teague, PS. (“DMT”) as Star Gold’s independent auditors for the 2011 fiscal year, replacing Jewett, Schwartz, Wolfe & Associates (“JSW”).

On June 6, 2011, the Company dismissed JSW as the Company’s independent auditor effective June 6, 2011.  The report of JSW on the Company’s consolidated financial statements for the year ended April 30, 2010 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles, except that such report on our consolidated financial statements contained an explanatory paragraph with respect to uncertainty as to the Company’s ability to continue as a going concern.

For the year ended April 30, 2010, and through the date of this Form 8-K, there have been no disagreements with JSW on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to JSW’s satisfaction would have caused them to make reference to the subject matter of the disagreement in connection with their report. For the year ended April 30, 2010, and through the date of this Form 8-K, there were no “reportable events” as that term is described in Item 304(a)(1)(v) of Regulation S-K.

The Company has provided JSW with the disclosures it is making herein no later than the day that the disclosures are filed with the Commission.  The Company has requested JSW furnish it a letter addressed to the Commission stating whether it agrees with the above statements and, if not, stating the respects in which it does not agree.  The letter from JSW is attached as exhibit 16.1 hereto.

During the year ended April 30, 2010, and through June 6, 2011 (the date DMT was appointed), the Company did not consult DMT with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s Consolidated Financial Statements, or any other matters or reportable events as defined in Item 304(a)(2)(i) and (ii) of Regulation S-K.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 Financial Statements and Exhibits

16.1 – Letter from JSW

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Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Star Gold Corp.

/s/ Kelly Stopher

Kelly Stopher

Chief Financial Officer

June 7, 2011